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                                                                     EXHIBIT 3.1


                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                VCA ANTECH, INC.

        VCA Antech, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

1. The name of the corporation is VCA Antech, Inc. (the "Corporation"). The Corporation was originally incorporated under the name Veterinary Centers of America, Inc., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 4, 1987.

2. In accordance with Sections 141(f), 228(a), 242 and 245 of the General Corporation Law of the State of Delaware, the Board of Directors and the Stockholders of the Corporation by written consent dated November 16, 2001, duly adopted and approved resolutions amending and restating the Corporation's Certificate of Incorporation, declaring such amendment and restatement advisable.

3. This Amended and Restated Certificate of Incorporation of the Corporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation. The text of the Certificate of Incorporation as heretofore amended or supplemented is hereby amended and restated to read in its entirety as follows:

FIRST: The name of this corporation is VCA Antech, Inc. (the "Corporation").

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 to the Delaware Code (the "GCL").

FOURTH: The Corporation is authorized to issue two classes of shares, designated "Preferred Stock" and "Common Stock." The total number of shares which the Corporation shall have authority to issue is 86,000,000 of which 75,000,000 shares shall be Common Stock, par value $0.00l per share, and 11,000,000 shares shall be Preferred Stock, par value $0.001 per share.



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                                 I. Common Stock

        Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) or pursuant to the GCL.

        In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential amounts, if any, to which the holders of Preferred Stock shall be entitled, the holders of all outstanding shares of Common Stock shall be entitled to share ratably in the remaining net assets of the Corporation.

        Subject to the preferential rights, if any, of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors of the Corporation, out of the assets of the Corporation which are by law available therefore, dividends payable either in cash, in property, or in shares of Common Stock.

                               II. Preferred Stock

        Shares of Preferred Stock authorized by this Amended and Restated Certificate of Incorporation may be issued from time to time in one or more series. For any wholly unissued series of Preferred Stock, the Board of Directors of the Corporation (the "Board of Directors") is authorized to fix or alter the rights, preferences, powers, privileges and qualifications, limitations or restrictions granted to or imposed upon wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them.

        For any series of Preferred Stock having issued and outstanding shares, the Board of Directors is also authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares thereof then outstanding) the number of shares of any series of Preferred Stock prior or subsequent to the issuance of that series. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status of undesignated Preferred Stock.

A.  Series A Senior Preferred Stock

        The 14% Series A Senior Redeemable Exchangeable Cumulative Preferred Stock (the "Senior Preferred Stock"), par value $0.001 per share, consists of 3,000,000 authorized shares



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and has the powers, designations and preferences, the relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof as follows:

1. Definitions and Interpretation.

               (a) Definitions. As used in this Section II.A of Article Four of this Amended and Restated Certificate of Incorporation, the following terms shall have the following meanings, unless the context otherwise requires:

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.

        "Amended and Restated Certificate of Incorporation" means the Corporation's Amended and Restated Certificate of Incorporation.

        "Bank Facility" means the one or more credit agreements (including, without limitation, the Credit Agreement, dated as of September 20, 2000, by and among Operating Company, as borrower, the Corporation, certain subsidiaries of the Operating Company, as guarantors, the financial institutions parties thereto, Goldman Sachs Credit Partners L.P., as sole lead arranger and sole syndication agent, and Wells Fargo Bank, N.A., as administrative agent and collateral agent) entered into by and among Operating Company, certain of its subsidiaries (if any) and certain financial institutions, which provide for in the aggregate one or more term loans and/or revolving credit and letter of credit facilities, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Bank Facility" shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any such credit agreement and all refundings, refinancings and replacements of any such credit agreement, including any agreement (i) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder; provided, however, that the borrowers and issuers include one or more of the Corporation and its Subsidiaries and their respective successors and assigns, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder, or (iv) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms hereof.

        "Beneficial Owner" or "beneficial owner" for purposes of the definition of Change of Control and Affiliate has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Preferred Stock Issue Date), whether or not applicable.

        "Board of Directors" means the Board of Directors of the Corporation.

        "Business Day" means any day that is not a Saturday, a Sunday or a day on which banking institutions in the Corporation's principal place of business, the City of New York or at a place of payment are not required to be open.


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        "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness that is not itself otherwise capital stock), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

        "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

        "Cash Equivalent" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date;
(ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

        "Certificate of Designation " means the Corporation's Certificate of Designation dated as of September 20, 2000.

        "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more related transactions, of all or substantially all of the properties and assets of the Corporation and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), other than an Excluded Person or Excluded Persons, (ii) the adoption of a plan relating to the liquidation or dissolution of the Corporation, (iii) the consummation of any transaction or other event (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than an Excluded Person or Excluded Persons, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting stock of the Corporation, or (iv) the first day on which a majority of the members of the Board of Directors are not Continuing Directors. Notwithstanding the foregoing, under no circumstances shall transfers among Green Equity Investors III, L.P. and the Co-Investors and




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their respective Affiliates or distributions to limited partners of Green Equity
Investors III, L.P. or to the members of the Co-Investors be deemed a Change of Control.

        "Co-Investors" means VCA Co-Investment Fund I, LLC, VCA Co-Investment Fund II, LLC, VCA Co-Investment Fund III, LLC, VCA Co-Investment Fund IV, LLC, VCA Co-Investment Fund V, LLC, VCA Co-Investment Fund VI, LLC, VCA Co-Investment Fund VII, LLC and VCA Co-Investment Fund VIII.

        "Company Purchase Agreement" means that certain Purchase Agreement, dated as of September 20, 2000, by and among the Corporation, GS Mezzanine Partners II, L.P and Permitted Investors relating to the Company Senior Notes.

        "Company Senior Notes" means the senior notes due 2010, any Exchange Notes (as defined in the Company Purchase Agreement) and any PIK Notes (as defined in the Company Senior Notes Indenture), including any such notes issued in exchange or replacement therefor, issued pursuant to the Company Senior Notes Indenture.

        "Company Senior Notes Indenture" means that certain Indenture, dated as of September 20, 2000, by and between the Corporation and Chase Manhattan Bank and Trust Company, National Association, as trustee, pursuant to which the Company Senior Notes are issued.

        "Consolidated" means, with respect to the Corporation, the consolidated accounts of its Subsidiaries with those of the Corporation, all in accordance with GAAP; provided, however, that "consolidated" will not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of the Corporation.

        "Consolidated EBITDA" means, with respect to any Person, for any period, the Consolidated Net Income of such Person and its Consolidated Subsidiaries for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of (i) an amount equal to any extraordinary or non-recurring loss plus any net loss realized in connection with the sale or other disposition of assets outside the ordinary course of business, the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness by such Person or its Subsidiaries, (ii) consolidated income taxes, (iii) consolidated depreciation and amortization (including amortization of debt issuance costs in connection with any Indebtedness of such Person and its Subsidiaries), (iv) Consolidated Fixed Charges; (v) payments pursuant to the Management Services Agreement (or the corresponding provisions of any agreement amending, extending or replacing the Management Services Agreement); and (vi) all other non-cash charges.

        "Consolidated Fixed Charges" of any Person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such Person and its Consolidated Subsidiaries during such period, excluding amortization of debt issuance costs incurred in connection with the Senior Notes or the Bank Facility but including (i) original issue discount and non-cash interest payments or accruals on any Indebtedness, (ii) the interest portion of all deferred payment obligations, and (iii) all commissions, discounts and



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other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations (and minus net amounts received under Hedging Obligations), in each case to the extent attributable to such period, and (b) the amount of cash dividends paid by such Person or any of its Consolidated Subsidiaries in respect of preferred stock (other than by Subsidiaries of such Person to such Person or such Person's wholly owned Subsidiaries). For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Corporation to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) to the extent such expense would result in a liability upon the consolidated balance sheet of such Person in accordance with GAAP, interest expense attributable to any Indebtedness represented by the guaranty by such Person or a Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed. Notwithstanding the foregoing, Consolidated Fixed Charges shall not include costs, fees and expenses incurred in connection with the Merger, and any non-cash charge or expense associated with the write-off of deferred debt issuance costs associated with the Bank Facility or the Senior Notes.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that (a) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or one of its wholly owned Subsidiaries, (b) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree or order, or any non-U.S. statute, rule or governmental regulation applicable to that Subsidiary or its stockholders,
(c) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (d) the cumulative effect of a change in accounting principles shall be excluded, and
(e) the costs, fees and expenses incurred in connection with the transactions contemplated by the Merger Agreement shall be excluded, including (i) any charge incurred by any Person or its Subsidiaries arising out of the repurchase at $15 per share on the closing date of the Merger of restricted capital stock of such Person or its Subsidiaries held by certain employees of such Person or its Subsidiaries, (ii) any financing, legal, accounting, investment banking or other professional fees and expenses incurred in connection with the Merger, (iii) any other costs and expenses incurred by any Person and its Subsidiaries in connection with the Merger arising pursuant to certain noncompetition agreements executed with members of senior management of such Person, in connection with the termination of certain employment contracts of such Person and its Subsidiaries and in connection with stay bonuses provided to certain employees of such Person and its Subsidiaries, and (iv) premium payments payable to certain note holders of such Person.

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors who (i) was a member of the Board of Directors immediately after consummation of the Merger or (ii) was nominated for election or elected to the Board of Directors with the



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approval, recommendation or endorsement of a majority of the Continuing
Directors who were members of the Board of Directors at the time of such nomination or election.

        "Control" means (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise; provided, however, that, with respect to any ownership interest in the Corporation and its Subsidiaries, a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control.

        "Default Event" means any of the following events: (i) any time when the Corporation fails to make a mandatory redemption of the Senior Preferred Stock when required (whether or not any contractual or other restrictions apply to such redemption) pursuant to Section 5(b) hereof; or (ii) any time when the Corporation fails to make an offer to repurchase all of the outstanding shares of Senior Preferred Stock following a Change of Control, if such offer to repurchase is required to be made pursuant to Section 8(a) hereof (whether or not any contractual or other restrictions apply to such redemption).

        "Disqualified Capital Stock" means (a) except as set forth in (b), with respect to any Person, any Equity Interest of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such Person or any of its Subsidiaries, in whole or in part, on or prior to September 20, 2012 and (b) with respect to any Subsidiary of such Person (including with respect to any Subsidiary of the Corporation), any Equity Interests other than any common equity with no preference, privileges, or redemption or repayment provisions and preferred equity owned by the Corporation or one of its Subsidiaries.

        "Dividend Payment Date" means January 1, April 1, July 1 and October 1 of each year.

        "Dividend Period" means the Initial Dividend Period and, thereafter, each Quarterly Dividend Period.

        "Equity Interest" of any Person means any shares, interests, participations or other equivalents (however designated) in such Person's equity, and shall in any event include any Capital Stock issued by, or partnership or membership interests in, such Person.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

        "Exchange Date" means a date on which shares of Senior Preferred Stock are exchanged by the Corporation for Exchange Debentures.

        "Exchange Debentures" means the 14% Subordinated Debentures due 2012 of the Corporation to be issued at the option of the Corporation in exchange for the Senior Preferred Stock.


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        "Exchange Indenture" means the Indenture pursuant to which the Exchange
Debentures will be issued.

        "Excluded Persons" means (i) Green Equity Investors III, L.P., (ii) the Co-Investors, and (iii) their Related Parties.

        "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect on the Preferred Stock Issue Date.

        "Holder" means a Person in whose name a share of Senior Preferred Stock is registered.

        "Indebtedness" of any Person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of any such Person, to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such Person in accordance with GAAP, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors; (b) all liabilities and obligations, contingent or otherwise, of such Person (i) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (ii) relating to any Capitalized Lease Obligation, or (iii) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit; (c) all net obligations of such Person under Interest Swap and Hedging Obligations; (d) all liabilities and obligations of others of the kind described in the preceding clauses (a), (b) or (c) that such Person has guaranteed or that is otherwise its legal liability or that are secured by one or more Liens on any assets or property of such Person; provided, however, that if the liabilities or obligations that are secured by a Lien have not been assumed in full by such Person or are not such Person's legal liability in full, the amount of such Indebtedness for the purposes of this definition shall be limited to the lesser of the amount of such Indebtedness secured by such Lien or the fair market value of the assets or property securing such Lien; (e) any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c) or (d), or this clause (e), whether or not between or among the same parties; and (f) all Disqualified Capital Stock of such Person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends). For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock.

        "Indentures" means the Company Senior Notes Indenture and the Senior Subordinated Notes Indenture.


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        "Initial Dividend Period" means the dividend period commencing on the
Preferred Stock Issue Date and ending on the day before the first Dividend Payment Date to occur thereafter.

        "Interest Swap and Hedging Obligation" means any obligation of any Person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

        "Investment" by any Person in any other Person means (without duplication) (a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other Person or any agreement to make any such acquisition; (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable, endorsements for collection or deposits arising in the ordinary course of business) other than guarantees of Indebtedness of the Corporation or any Subsidiary; (c) the making of any capital contribution by such Person to such other Person; and (d) the designation by the Board of Directors of the Corporation of any Person to be an Unrestricted Subsidiary. The Corporation shall be deemed to make an Investment in an amount equal to the fair market value of the net assets of any subsidiary (or, if neither the Corporation nor any of its Subsidiaries has theretofore made an Investment in such subsidiary, in an amount equal to the Investments being made), at the time that such subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from the Corporation or a Subsidiary of the Corporation shall be deemed an Investment valued at its fair market value at the time of such transfer. The amount of any such Investment shall be reduced by any liabilities or obligations of the Corporation or any of its Subsidiaries to be assumed or discharged in connection with such Investment by an entity other than the Corporation or any of its Subsidiaries. For purposes of clarification and greater certainty, the designation of a newly formed subsidiary as an Unrestricted Subsidiary shall not constitute an Investment.

        "Junior Preferred Stock" means the Corporation's 12% Series B Junior Redeemable Cumulative Preferred Stock, par value $0.001 per share, consisting of 3,000,000 authorized shares.

        "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.




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        "Liquidation Preference" means, as of any date, the sum of (a) $25.00 per share of Senior Preferred Stock, plus (b) accrued and unpaid dividends added to the Liquidation Preference in accordance with Section 3(a), minus (c) the Base Amount of any special dividend paid pursuant to Section 3(f).

        "Management Services Agreement" means that certain Management Services Agreement, dated as of the September 20, 2000, by and between Leonard Green & Partners, L.P., Operating Company and the Corporation, providing for certain fees, expenses and reimbursements to be paid to Leonard Green & Partners, L.P., as such Management Services Agreement may be amended from time to time.

        "Merger" means the merger of Recap with and into the Corporation in accordance with the provisions of the Merger Agreement.

        "Merger Agreement" means that certain Amended and Restated Agreement and Plan of Merger, dated as of August 11, 2000, between the Corporation, Operating Company and Recap, as the same may be further amended from time to time.

        "Net Cash Proceeds" means the aggregate amount of cash or Cash Equivalents received by the Corporation in the case of a sale of Qualified Capital Stock plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Corporation that were issued for cash on or after the Preferred Stock Issue Date, the amount of cash originally received by the Corporation upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less the sum of all payments, fees, commissions and expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such sale or issuance of Qualified Capital Stock.

        "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with the (A) sale or other disposition of assets outside the ordinary course of business, or (B) disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries, (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss), and (iii) any non-cash compensation expense of such Person attributable to the exercise of options to acquire Capital Stock of the Corporation by any officers, directors or employees of the Corporation or any of its Subsidiaries in each case prior to, or in connection with, the consummation of the Merger.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Operating Company" means Vicar Operating, Inc., a Delaware corporation.

        "Other Permitted Payments" means, without duplication, (i) compensation, indemnification and other benefits paid or made available (A) pursuant to the employment agreements between the Corporation and members of its senior management, (B) for or in connection with services actually rendered to the Corporation and comparable to those generally paid or made available by entities engaged in the same or similar businesses (including reimbursement or advancement of reasonable out-of-pocket expenses) and loans to officers, directors and employees, (x) in the ordinary course of business or (y) to purchase common stock of the Corporation in an amount not to exceed $10 million;
(ii) payments pursuant to the Management Services Agreement (or the corresponding provisions of any agreement amending, extending or replacing the Management Services Agreement); (iii) the repurchase of common stock, stock options and stock equivalents of the Corporation held by current or former directors, officers, employees of or consultants and advisors to the Corporation or any of its Subsidiaries ("Management Stock Repurchases") in an amount of $5 million at the end of fiscal year 2000, and such amount shall be increased by $1 million a year for each fiscal year thereafter, plus the amount of any net cash proceeds to the Corporation from: (A) sales of Capital Stock of the Corporation to directors, officers and employees of or consultants and advisors to the Corporation subsequent to the Preferred Stock Issue Date; and (B) proceeds from any key-person life insurance policies, in either case, to the extent utilized for Management Stock Repurchases; provided, however, that any amount received from such life insurance not so paid in any fiscal year may be paid in future fiscal years; (iv) Restricted Payments in an aggregate amount not to exceed $10 million; and (v) expenses and payments in connection with the Merger.

        "Permitted Investment" means (a) Investments in any of the Senior Notes;
(b) Investments in Cash Equivalents; (c) Investments in intercompany notes; provided, however, that Indebtedness under any such notes of a Subsidiary shall be deemed to be a Restricted Investment if such Person ceases to be a Subsidiary; (d) Investments in the form of promissory notes of members of the Corporation's management not to exceed $5 million in principal amount at any time outstanding solely in consideration of the purchase by such persons of Qualified Capital Stock of the Corporation; (e) Investments by the Corporation or any Subsidiary in any Person that is or immediately after such Investment becomes a Subsidiary, or immediately after such Investment merges or consolidates into the Corporation or any Subsidiary; provided, however, that such Person is engaged in all material respects in a Related Business; (f) Investments in the Corporation by any Subsidiary; provided, however, that in the case of Indebtedness constituting any such Investment, such Indebtedness shall be unsecured and subordinated in all respects to the Corporation's obligations under the Senior Notes; (g) Investments in securities of trade creditors or customers received in settlement of obligations that arose in the ordinary course of business or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (h) Investments by the Corporation outstanding on the Preferred Stock Issue Date; (i) transactions or arrangements with officers or directors of the Corporation or any Subsidiary entered into in the ordinary course of business;
(j) any other contract, agreement, arrangement or transaction between the Corporation or any of its Subsidiaries with any Affiliate; (k) other Investments in any Person (other than a Subsidiary of the Corporation) having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (k) that are at the time outstanding, not to exceed $10 million; (l) Investments in Subsidiaries of the Corporation formed or acquired after the Closing Date that (i) are incorporated outside the United States, (ii) are not guarantors under the Senior Subordinated Notes Indenture, and (iii) if they were guarantors, would give rise to an investment in United States property within the meaning of Section 956 of the Internal Revenue Code of 1986, as amended from time to time, which Investments shall not exceed in the aggregate more than $10 million outstanding at any time (treating any such Investment that is not Indebtedness at the value thereof on the date it is made); and (m) Investments in Equity Interests of a Person engaged in a Related Business, other than a Person described in clause (e), through the issuance of common stock of the Corporation.

        "Permitted Investors" means any of the affiliated investment funds of GS Mezzanine Partners II, L.P., GS Mezzanine Partners II Offshore, L.P., TCW Leveraged Income Trust, L.P., TCW Leveraged Income Trust II, L.P., TCW Leveraged Income Trust IV, L.P., TCW/Crescent Mezzanine Partners II, L.P., TCW/Crescent Mezzanine Trust II and The Northwestern Mutual Life Insurance Company.

        "Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

        "Preferred Stock Issue Date" means the date on which the Senior Preferred Stock is originally issued by the Corporation under the Certificate of Designation.

        "Qualified Capital Stock" means any Equity Interest that is not Disqualified Capital Stock.

        "Qualified Exchange" means any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock or Indebtedness of the Corporation issued on or after the Preferred Stock Issue Date with the Net Cash Proceeds received by the Corporation from the substantially concurrent sale of its Qualified Capital Stock or any exchange of Qualified Capital Stock of the Corporation for any Capital Stock or Indebtedness of the Corporation issued on or after the Issue Date.

        "Quarterly Dividend Period" means the quarterly period commencing on each January 1, April 1, July 1 and October 1 and ending on the day before the following Dividend Payment Date.

        "Recap" means Vicar Recap, Inc., a Delaware corporation.

        "Redemption Date," with respect to any shares of Senior Preferred Stock, means the date on which such shares of Senior Preferred Stock are redeemed by the Corporation.

        "Related Business" means the business conducted or proposed to be conducted by the Corporation as of the Preferred Stock Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Corporation are reasonably related businesses, including reasonably related extensions thereof.

        "Related Party" means with respect to any Excluded Person, (A) any Affiliate, controlling stockholder, 80% or more owned Subsidiary, or spouse or immediate family member

(in the case of an individual) of such Excluded Person or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or persons holding an 80% or more controlling interest of which consist of such Excluded Person and/or such other persons referred to in the immediately preceding clause (A).

        "Restricted Investment" means, in one or a series of related transactions, any Investment, other than investments in Cash Equivalents and other Permitted Investments; provided, however, that a merger of another Person with or into the Corporation or a Subsidiary shall not be deemed to be a Restricted Investment so long as the surviving entity is the Corporation or a Subsidiary.

        "Restricted Payment" means, (a) the declaration or payment of any dividend or other distribution in respect of Junior Securities or Equity Interests of the Corporation or any of the Corporation's Subsidiaries, (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Junior Securities or Equity Interests of the Corporation or any of the Corporation's Subsidiaries, and (c) any Restricted Investment by such Person; provided, however, that the term "Restricted Payment" shall not include (i) any dividend, distribution or other payment on or with respect to Equity Interests of the Corporation to the extent payable solely in shares of Qualified Capital Stock of the Corporation; (ii) any dividend, distribution or other payment to the Corporation, or to any of its Subsidiaries, by the Corporation or any of its Subsidiaries; (iii) payments made in connection with the Merger; (iv) Permitted Investments; or (v) pro rata dividends and other distributions on Equity Interests of any Subsidiary by such Subsidiary.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

        "Senior Notes" means the Company Senior Notes and the Senior Subordinated Notes.

        "Senior Preferred Stock" means the Corporation's 14% Series A Senior Redeemable Exchangeable Cumulative Preferred Stock, par value $0.001 per share, consisting of 3,000,000 authorized shares.

        "Senior Subordinated Notes" means the senior subordinated notes due 2010, including any such notes issued in exchange or replacement therefor, issued by Operating Company pursuant to the Senior Subordinated Notes Indenture.

        "Senior Subordinated Notes Indenture" means that certain Indenture, dated as of September 20, 2000, by and among Operating Company, the Subsidiaries of Operating Company parties thereto, and Chase Manhattan Bank and Trust Company, National Association, as trustee, pursuant to which the Senior Subordinated Notes are issued.

        "Senior Subordinated Notes Purchase Agreement" means that certain Purchase Agreement, dated as of September 20, 2000, by and among Operating Company and Permitted Investors relating to the Senior Subordinated Notes.

        "Stockholders Agreement" means that certain Stockholders Agreement, dated as of September 20, 2000, by and among the Corporation, Green Equity Investors III, L.P, Permitted Investors and the other signatories thereto, as the same may be amended from time to time.

        "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50.0% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

        "Unrestricted Subsidiary" means any Subsidiary of the Corporation that does not own any Capital Stock of, or own or hold any Lien on any property of the Corporation or any other Subsidiary of the Corporation and that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Corporation); provided, however, that (i) such Subsidiary shall not engage, to any substantial extent, in any line or lines of business activity other than a Related Business and (ii) neither immediately prior thereto nor after giving pro forma effect to such designation would there exist a Default Event. The Board of Directors may designate any Unrestricted Subsidiary to be a Subsidiary, provided that no Default Event is existing or will occur as a consequence thereof. Each such designation shall be evidenced by delivering to the Holders a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

        "Wholly owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock, Equity Interests or other ownership interests of which (other than directors' qualifying shares and shares in non-U.S. companies required by local law to be owned by local residents) shall at the time be owned (i) by such Person, (ii) by one or more wholly owned Subsidiaries of such Person or (iii) by such Person and one or more wholly owned Subsidiaries of such Person.

               (b) Interpretation. For the purposes of this Section II.A of Article Four of this Amended and Restated Certificate of Incorporation: (x) words in the singular shall be deemed to include the plural and vice versa and words of one gender shall be deemed to include the other gender as the context requires and (y) the word "including" and words of similar import shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified.

2.      Rank.

        The Senior Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding up or dissolution of the Corporation, rank senior to all classes of common stock of the Corporation, to the Junior Preferred Stock and to each other class of capital stock or series of preferred stock hereafter created by the Board of Directors the terms of which do not expressly provide that it ranks senior to or on a parity with the Senior Preferred Stock as to dividend distributions and distributions upon the liquidation, winding up or dissolution of the

Corporation (collectively referred to with the common stock and Junior Preferred Stock of the Corporation as "Junior Securities"). The Senior Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding up or dissolution of the Corporation, rank on parity with any class of capital stock or series of preferred stock hereafter created that expressly provides that it ranks on a parity with the Senior Preferred Stock as to dividend distributions and distributions upon the liquidation, winding up or dissolution of the Corporation ("Parity Securities"); provided, however, that any such Parity Securities that were not approved by the Holders of Senior Preferred Stock in accordance with Section 6(b)(i) hereof shall be deemed to be Junior Securities and not Parity Securities. The Senior Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding up or dissolution of the Corporation, rank junior to each class of capital stock or series of preferred stock hereafter created that has been approved by the Holders of Senior Preferred Stock in accordance with Section 6(b)(i) hereof and that expressly provides that it ranks senior to the Senior Preferred Stock as to dividend distributions or distributions upon the liquidation, winding up or dissolution of the Corporation ("Senior Securities").

3.      Dividends.

               (a) Beginning on the Preferred Stock Issue Date, the Holders of the outstanding shares of Senior Preferred Stock shall be entitled to receive, whether or not declared by the Board of Directors, out of funds legally available therefor, distributions in the form of cash dividends on each share of Senior Preferred Stock, at a rate per annum equal to 14% of the Liquidation Preference (with such Liquidation Preference being determined as of the first day of such Dividend Period) payable quarterly. All dividends shall be cumulative, whether or not earned or declared, on a daily basis from the Preferred Stock Issue Date and shall be payable quarterly in arrears on each Dividend Payment Date, commencing on January 1, 2001; provided, however, that if any dividend payable on any Dividend Payment Date is not declared and paid in full in cash on such Dividend Payment Date, the amount payable as dividends on such Dividend Payment Date that is not paid in cash on such Dividend Payment Date shall be added to the Liquidation Preference on the relevant Dividend Payment Date and may no longer be declared or paid as dividends in cash except for special dividends paid pursuant to Section 3(f). The addition of such amount to the Liquidation Preference shall constitute full payment of such dividend. Dividends payable on shares of the Senior Preferred Stock for any period less than a year shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which such Dividends are payable. Each distribution in the form of a dividend shall be payable to the Holders of Senior Preferred Stock of record as they appear on the stock books of the Corporation on such record dates, not less than 10 nor more than 45 days preceding the related Dividend Payment Date, as shall be fixed by the Board of Directors. Dividends shall cease to accumulate in respect of shares of the Senior Preferred Stock on the Exchange Date or on the date of their earlier redemption unless the Corporation shall have failed to issue the appropriate aggregate principal amount of Exchange Debentures (as defined in Section 7(a)(i) hereof) in respect of the Senior Preferred Stock on the Exchange Date or shall have failed to pay the relevant redemption price on the date fixed for redemption.

               (b) All dividends paid in cash with respect to shares of the Senior Preferred Stock pursuant to Section 3(a) shall be paid pro rata to the Holders thereof entitled thereto.

               (c) Nothing herein contained shall in any way or under any circumstances be construed or deemed to require the Board of Directors to declare, or the Corporation to pay or set apart for payment, any dividends on shares of the Senior Preferred Stock at any time; provided, however, for the avoidance of doubt, this Section 3(c) shall not be construed or deemed to prevent any Holder of shares of Senior Preferred Stock from receiving any dividends to which such Holder is entitled pursuant to Section 5 or 8 hereof.

               (d) No dividends shall be declared by the Board of Directors or paid or funds set apart for payment of dividends by the Corporation on any Parity Securities for any period unless cumulative dividends shall have been or contemporaneously are declared and paid in full, or declared and (in the case of dividends payable in cash) a sum in cash set apart sufficient for such payment, on the Senior Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of such dividends on such Parity Securities. If any dividends are not paid in full, as aforesaid, upon the shares of the Senior Preferred Stock and any other Parity Securities, all dividends declared upon shares of the Senior Preferred Stock and any other Parity Securities shall be declared pro rata based on the relative liquidation preference of the Senior Preferred Stock and such Parity Securities. So long as any shares of the Senior Preferred Stock are outstanding, the Corporation shall not make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Parity Securities, and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase, redeem or retire any of the Parity Securities or any such warrants, rights, calls or options unless dividends determined in accordance herewith on the Senior Preferred Stock shall have been paid or contemporaneously are declared and paid in full.

               (e) (i) Holders of shares of the Senior Preferred Stock shall be entitled to receive the dividends provided for in Section 3(a) hereof in preference to and in priority over any dividends upon any of the Junior Securities.

                    (ii) So long as any shares of Senior Preferred Stock are outstanding, the Corporation shall not (1) declare, pay or set apart for payment any dividend on any of the Junior Securities or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities (other than the repurchase, redemption or other acquisition or retirement for value of Junior Securities (and any warrants, rights, calls or options exercisable for or convertible into such Junior Securities) held by current or former directors, officers, employees of or consultants or advisors to the Corporation or any of its Subsidiaries, which repurchase, redemption or other acquisition or retirement shall have been approved by the Board of Directors or shall have been made pursuant to certain call options provided in the Stockholders Agreement, provided, however, that such Junior Securities may only be repurchased, redeemed or otherwise acquired or retired either in exchange for Junior Securities or upon the cessation of service to the Corporation or its Subsidiaries (by termination, resignation, retirement, death or disability or otherwise) of such director, officer, employee, consultant or advisor), or (2) make any distribution in respect of Junior Securities, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends in Junior Securities to the holders of Junior Securities), or (3) permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Junior Securities or any such warrants, rights, calls or options, unless in any such case cumulative dividends determined in accordance herewith have been paid in full in cash on the Senior Preferred Stock and all other redemption or repayment obligations in respect of the Senior Preferred Stock have been paid in full in cash.

               (f) At any time and from time to time when the Liquidation Preference per share of Senior Preferred Stock exceeds $25.00, the Corporation may declare and pay, to the holders of record of the Senior Preferred Stock on the record date chosen by the Corporation for such dividend, a special dividend equal to the positive difference between the Liquidation Preference per share of Senior Preferred Stock and $25.00 per share of Senior Preferred Stock (such difference, the "Base Amount"), plus accrued and unpaid dividends on the Base Amount to the date of payment. Upon payment of such a dividend, the Liquidation Preference shall be reduced to $25.00 per share of Senior Preferred Stock.

4.      Liquidation Preference.

               (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the Holders of shares of Senior Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders, the Liquidation Preference per share of Senior Preferred Stock in cash (plus an amount in cash equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding
up) before any payment shall be made or any assets distributed to the holders of any of the Junior Securities, including, without limitation, common stock of the Corporation. Except as provided in the preceding sentence, Holders of shares of Senior Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the Holders of outstanding shares of the Senior Preferred Stock and all Parity Securities, then the holders of all such shares shall share equally and ratably in such distribution of assets of the Corporation in accordance with the amounts that would be payable on such distribution if the amount to which the Holders of outstanding shares of Senior Preferred Stock and the holders of outstanding shares of all Parity Securities are entitled were paid in full.

               (b) For the purposes of this Section 4, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more corporations or other entities shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation (unless such sale, conveyance, exchange or transfer is in connection with a liquidation, dissolution or winding up of the business of the Corporation).

5.      Redemption.

               (a) Optional Redemption.

                      (i) The Corporation may (subject to the legal availability of funds therefor), at the option of the Corporation, redeem in cash at any time or from time to time on or after September 20, 2002, from any source of funds legally available therefor, in whole or in part, in the manner provided in
Section 5(c) hereof, any or all of the shares of the Senior Preferred Stock, at a redemption price equal to the following percentages of the Liquidation Preference per share (plus an amount in cash equal to a prorated dividend for the period from the

Dividend Payment Date immediately prior to the Redemption Date to the Redemption
Date) (the "Optional Redemption Price"), in each case beginning on September 20 of the year indicated:

               2002                         109%
               2003                         106%
               2004                         103%
               2005 and thereafter          100%

               provided, however, that no optional redemption pursuant to this
Section 5(a)(i) shall be authorized or made at any time when the Corporation is making or required to make within the next 30 days, or purchasing shares of Senior Preferred Stock under, a Change of Control Offer in accordance with the provisions of Section 8 hereof.

                      (ii) In the event of a redemption pursuant to Section 5(a)(i) hereof of only a portion of the then outstanding shares of the Senior Preferred Stock, the Corporation shall effect such redemption as it determines, pro rata, according to the number of shares held by each Holder of Senior Preferred Stock.

                      (iii) In the event of a firm commitment underwritten initial public offering of common stock of the Corporation pursuant to a registration statement under the Securities Act with aggregate gross proceeds to the Corporation of at least $30,000,000 (the "Public Offering"), the Corporation may (subject to the legal availability of funds therefor), at the option of the Corporation, redeem in cash at any time or from time to time following the consummation of the Public Offering, from any source of funds legally available therefor, in whole or in part, in the manner provided in Section 5(c) hereof, any or all of the shares of the Senior Preferred Stock, at a redemption price equal to 100% percent of the Liquidation Preference per share (plus an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date) (the "Public Offering Optional Redemption Price"). For the purposes of this Section 5, the defined term "Optional Redemption Price" shall have the meaning set forth in
Section 5(a)(i) hereof or shall mean the Public Offering Optional Redemption Price, as the case may be. In the event of a redemption pursuant to this Section 5(a)(iii) of only a portion of the then outstanding shares of the Senior Preferred Stock, the Corporation shall effect such redemption as it determines, pro rata, according to the number of shares held by each Holder of Senior Preferred Stock.

               (b) Mandatory Redemption. On September 20, 2012, the Corporation shall redeem in cash, subject to contractual and other restrictions with respect thereto, from any source of funds legally available therefor, in the manner provided in Section 5(c) hereof all but not less than all of the shares of the Senior Preferred Stock then outstanding at a redemption price equal to 100% of the Liquidation Preference per share (plus an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date) (the "Mandatory Redemption Price").

               (c) Procedures for Redemption.

                      (i) Written notice (the "Redemption Notice") shall be given by first-class mail, postage prepaid, to each Holder of Senior Preferred Stock of record on the record date fixed for such redemption of the Senior Preferred Stock at such Holder's address as the same appears on the stock register of the Corporation; provided, however, that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Senior Preferred Stock to be redeemed except as to the Holder or Holders to whom the Corporation has failed to give said notice or except as to the Holder or Holders whose notice was defective. The Redemption Notice shall state: (1) whether the redemption is pursuant to Section 5(a) or 5(b) hereof; (2) the Optional Redemption Price or the Mandatory Redemption Price, as the case may be; (3) whether all or less than all the outstanding shares of the Senior Preferred Stock are to be redeemed and the total number of shares of the Senior Preferred Stock being redeemed; (4) the number of shares of Senior Preferred Stock held, as of the appropriate record date, by the Holder that the Corporation intends to redeem; (5) the date fixed for redemption; (6) that the Holder is to surrender to the Corporation, at the place or places where certificates for shares of Senior Preferred Stock are to be surrendered for redemption, in the manner and at the price designated, his certificate or certificates representing the shares of Senior Preferred Stock to be redeemed; and (7) that dividends on the shares of the Senior Preferred Stock to be redeemed shall cease to accrue on such Redemption Date unless the Corporation defaults in the payment of the Optional Redemption Price or the Mandatory Redemption Price, as the case may be.

                      (ii) Each Holder of Senior Preferred Stock shall surrender the certificate or certificates representing such shares of Senior Preferred Stock to be redeemed to the Corporation, duly endorsed, in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full Optional Redemption Price or Mandatory Redemption Price, as the case may be, for such shares shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                      (iii) Unless the Corporation defaults in the payment in full of the applicable redemption price, dividends on the Senior Preferred Stock called for redemption shall cease to accumulate on the Redemption Date, and the Holders of such redemption shares shall cease to have any further rights with respect thereto on the Redemption Date, other than the right to receive the Optional Redemption Price or the Mandatory Redemption Price, as the case may be, without interest.

6.      Voting Rights.

               (a) The Holders of shares of Senior Preferred Stock, except as otherwise required under Delaware law or as set forth in Section 6(b) below, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation.

               (b) (i) So long as any shares of the Senior Preferred Stock are outstanding, the Corporation shall not authorize or issue any class or series of Parity Securities without the affirmative vote or consent of Holders of a majority of the outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, except that without the approval of Holders of Senior Preferred Stock, the Corporation may authorize and issue shares of Parity Securities in exchange for, or the proceeds of which concurrently are used to redeem or repurchase, any or all shares of Senior Preferred Stock then outstanding; provided, however, that, in the case of Parity Securities issued in exchange for, or the proceeds of which are used to redeem or repurchase, less than all shares of Senior Preferred Stock then outstanding, (1) the aggregate liquidation preference of such Parity Securities shall not exceed the aggregate liquidation preference of, premium and accrued and unpaid dividends on, and expenses in connection with the refinancing of, the Senior Preferred Stock so exchanged, redeemed or repurchased, (2) such Parity Securities shall not be Disqualified Capital Stock and (3) the Corporation may pay dividends on such Parity Securities in the form of cash or such Parity Securities.

                      (ii) So long as any shares of the Senior Preferred Stock are outstanding, the Corporation shall not authorize or issue any class or series of Senior Securities without the affirmative vote or consent of Holders of a majority of the outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

                      (iii) So long as any shares of the Senior Preferred Stock are outstanding, the Corporation shall not amend this Amended and Restated Certificate of Incorporation, so as to affect adversely the specified rights, preferences, privileges or voting rights of Holders of shares of Senior Preferred Stock or to authorize the issuance of any additional shares of Senior Preferred Stock without the affirmative vote or consent of Holders of a majority of the outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

                      (iv) The affirmative vote or consent of Holders of a majority of the outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be, separately as one class, whether voting in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, may waive compliance with any provision of Section II.A or II.B of Article Four of this Amended and Restated Certificate of Incorporation.

               (c) In any case in which the Holders of shares of the Senior Preferred Stock shall be entitled to vote pursuant to this Section 6 or pursuant to Delaware law, each Holder of shares of the Senior Preferred Stock shall be entitled to one vote for each share of Senior Preferred Stock held.

7.      Optional Exchange.

               (a) Conditions.

                      (i) Subject to contractual and other restrictions with respect thereto, the Corporation may, at its option on any Dividend Payment Date (the "Exchange Date"), exchange all, but not less than all, of the then outstanding shares of Senior Preferred Stock into the Corporation's 14% Senior Subordinated Debentures due 2012 (the "Exchange Debentures").

The Exchange Debentures shall be subordinated to the Senior Notes to the same extent as the Senior Notes are subordinated to Senior Indebtedness (as defined in the Indentures), and shall contain no covenant or agreements that are more restrictive to the Corporation than those contained in the Indentures. To exchange Senior Preferred Stock into Exchange Debentures, the Corporation shall send a written notice of exchange (the "Exchange Notice") by first class mail to each Holder of Senior Preferred Stock, which notice shall state: (A) that the Corporation has elected to exchange the Senior Preferred Stock into Exchange Debentures pursuant to this Section 7; (B) the Exchange Date, which shall be the next succeeding Dividend Payment Date and shall not be less than 20 days following the date on which the Exchange Notice is mailed; (C) that the Holder is to surrender to the Corporation, at the place or places where certificates for shares of Senior Preferred Stock are to be surrendered for exchange, in the manner designated in the Exchange Notice, such Holder's certificate or certificates representing the shares of Senior Preferred Stock to be exchanged (properly endorsed or assigned for transfer); (D) that dividends on the shares of Senior Preferred Stock to be exchanged shall cease to accrue, and the Holders of such shares shall cease to have any further rights with respect to such shares (other than the right to receive Exchange Debentures), on the Exchange Date whether or not certificates for shares of Senior Preferred Stock are surrendered for exchange on the Exchange Date unless the Corporation shall default in the delivery of Exchange Debentures; and (E) that interest on the Exchange Debentures shall accrue from and after the Exchange Date whether or not certificates for shares of Senior Preferred Stock are surrendered for exchange on the Exchange Date. On the Exchange Date, if the conditions set forth in clauses (I) through (IV) below are satisfied, the Corporation shall issue Exchange Debentures in exchange for the Senior Preferred Stock as provided in the next paragraph; provided, however, that on the Exchange Date: (I) there shall be legally available funds sufficient therefor (including, without limitation, legally available funds sufficient therefor under Sections 160 and 170 (or any successor provisions) of the GCL); (II) either (A) a registration statement relating to the Exchange Debentures shall have been declared effective under the Securities Act prior to such exchange and shall continue to be in effect on the Exchange Date or (B)(i) the Corporation shall have obtained a written opinion of counsel that an exemption from the registration requirements of the Securities Act is available for such exchange and that, upon receipt of such Exchange Debentures pursuant to such exchange made in accordance with such exemption, the holders (assuming such holder is not an Affiliate of the Corporation) thereof will not be subject to any restrictions imposed by the Securities Act upon the resale thereof other than restrictions that such holders were subject to immediately prior to such exchange and (ii) such exemption is relied upon by the Corporation for such exchange; (III) the Exchange Indenture and the trustee thereunder (the "Trustee") shall have been qualified under the Trust Indenture Act of 1939, as amended, if such qualification is required; and
(IV) immediately after giving effect to such exchange, no default or event of default would exist under the Exchange Indenture.

               In the event that the issuance of the Exchange Debentures is not permitted on the Exchange Date set forth in the Exchange Notice, or any of the conditions set forth in clauses (I) through (IV) of the preceding sentence are not satisfied on the Exchange Date set forth in the Exchange Notice, the Exchange Date shall be deemed to be the first business day thereafter, if any, upon which all of such conditions are satisfied.

                      (ii) Upon any exchange pursuant to Section 7(a)(i), each Holder of outstanding shares of Senior Preferred Stock shall be entitled to receive Exchange Debentures in a principal amount equal to the sum of (x) the Liquidation Preference of such Holder's shares of Senior Preferred Stock and (y) the amount of accumulated and unpaid dividends thereon, if any, to the Exchange Date; provided, however, that the Corporation may pay cash in lieu of issuing an Exchange Note in a principal amount of less than $25.00.

               (b) Procedure for Exchange.

                      (i) On or before the Exchange Date, each Holder of Senior Preferred Stock shall surrender the certificate or certificates representing such shares of Senior Preferred Stock, in the manner and at the place designated in the Exchange Notice. The Corporation shall cause the Exchange Debentures to be executed on the Exchange Date and, upon surrender in accordance with the Exchange Notice of the certificates for any shares of Senior Preferred Stock so exchanged (properly endorsed or assigned for transfer), such shares shall be exchanged by the Corporation into Exchange Debentures. The Corporation shall pay interest on the Exchange Debentures at the rate and on the dates specified therein from the Exchange Date.

                      (ii) Subject to the conditions set forth in Section 7(a), if notice has been mailed as aforesaid, and if before the Exchange Date (A) the Exchange Indenture shall have been duly executed and delivered by the Corporation and the Trustee and (B) all Exchange Debentures necessary for such exchange shall have been duly executed by the Corporation and delivered to the Trustee with irrevocable instructions to authenticate the Exchange Debentures necessary for such exchange, then the rights of the Holders of shares of the Senior Preferred Stock as stockholders of the Corporation shall cease (except the right to receive Exchange Debentures), and the Person or Persons entitled to receive the Exchange Debentures issuable upon exchange shall be treated for all purposes as the registered Holder or Holders of such Exchange Debentures as of the date of exchange without any further action of the Holders of Senior Preferred Stock.

8.      Change of Control Offer.

        Subject to contractual and other restrictions with respect thereto, upon the occurrence of a Change of Control, the Corporation shall make an offer (a "Change of Control Offer") to each Holder of Senior Preferred Stock to repurchase any or all of such Holder's shares of Senior Preferred Stock at a purchase price in cash equal to 101.0% of the aggregate liquidation preference thereof plus accumulated and unpaid dividends thereon, if any, to the date of repurchase (the "Change of Control Payment").

        (a) Within 30 days following any Change of Control, the Corporation shall mail a notice to each Holder of Senior Preferred Stock stating: (i) that the Change of Control Offer is being made pursuant to this Section 8 and that all shares of Senior Preferred Stock tendered will be accepted for payment; (ii) the purchase price and the purchase date, which shall be no sooner than 30 nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (iii) that any shares not tendered will continue to accumulate dividends; (iv) that, unless the Corporation defaults in the payment of the Change of Control Payment, all shares of Senior Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accumulate dividends after the Change of Control Payment Date; (v) that Holders electing to have any shares of Senior Preferred Stock repurchased pursuant to a Change of

Control Offer will be required to surrender such shares to the Corporation or its paying agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
(vi) that Holders will be entitled to withdraw their election if the Corporation or the paying agent, as the case may be, receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the number of shares of Senior Preferred Stock delivered for repurchase, and a statement that such Holder is withdrawing his election to have such shares repurchased; and (vii) that Holders whose shares of Senior Preferred Stock are being repurchased only in part will be issued new shares of Senior Preferred Stock equal in Liquidation Preference to the unpurchased portion of the shares of Senior Preferred Stock surrendered.

        (b) On the Change of Control Payment Date, the Corporation shall, to the extent lawful, (i) accept for payment all shares of Senior Preferred Stock or portions thereof properly tendered pursuant to the Change of Control Offer and
(ii) deposit with the Corporation's paying agent an amount equal to the Change of Control Payment in respect of all shares of Senior Preferred Stock or portions thereof so tendered. The Corporation or its paying agent, as the case may be, shall promptly mail to each Holder of shares of Senior Preferred Stock so tendered the Change of Control Payment for such shares or portions thereof. The Corporation shall promptly issue a certificate representing shares of Senior Preferred Stock and mail to each Holder a new certificate representing shares of Senior Preferred Stock equal in Liquidation Preference to any unpurchased portion of such shares surrendered by such Holder, if any. The Corporation shall notify the remaining holders of Senior Preferred Stock of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        (c) The Corporation shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of shares of Senior Preferred Stock in connection with a Change of Control.

        (d) The Corporation's obligations with respect to a Change of Control Offer shall be satisfied to the extent actually performed by a third party in accordance with the terms of this Section 8.

9.      Conversion or Exchange.

        The Holders of shares of Senior Preferred Stock shall not have any rights hereunder to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of Capital Stock of the Corporation.

10.     Preemptive Rights.

        No shares of Senior Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities or such warrants, rights or options may be designated, issued or granted.

11.     Reissuance of Senior Preferred Stock.

        Shares of Senior Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of preferred stock of the Corporation undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Corporation; provided, however, that such shares may not in any event be reissued as Senior Preferred Stock.

12.     Business Day.

        If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day, and no interest shall accrue for the intervening period.

13.     Certain Additional Provisions.

               (a) Restricted Payments. The Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly make any Restricted Payment, unless, at the time of such Restricted Payment: (1) no Default Event shall have occurred and be continuing or would occur as a consequence thereof; and (2) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Corporation and its Subsidiaries after the Preferred Stock Issue Date, does not exceed the sum (the "Basket") of (a) (i) Consolidated EBITDA of the Corporation for the period (taken as one accounting period), commencing on the first day of the first fiscal quarter commencing on or prior to the Preferred Stock Issue Date, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation (or, in the event Consolidated EBITDA for such period is a deficit, then minus such deficit) less (ii) 150% of Consolidated Fixed Charges for such period, plus (b) the aggregate Net Cash Proceeds received by the Corporation from the sale of the Corporation's Qualified Capital Stock (other than in each case (i) to a Subsidiary of the Corporation, (ii) to the extent applied in connection with a Qualified Exchange and (iii) to the extent applied to repurchase Capital Stock pursuant to clause (iii) of the definition of Other Permitted Payments after the Preferred Stock Issue Date). The foregoing provisions of this Section 13(a) shall not prohibit the following Restricted Payments: (A) a Qualified Exchange;
(B) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of Section II.A or II. B of Article Four of this Amended and Restated Certificate of Incorporation; and (C) Other Permitted Payments. The full amount of any Restricted Payment made pursuant to clause (B) of the immediately preceding sentence (but not pursuant to clauses (A) or (C) of the immediately preceding sentence), however, will be deducted in the calculation of the aggregate amount of Restricted Payments available to be made pursuant to the Basket. The amount of any Restricted Payment, if other than in cash, shall be the fair market value thereof, as determined in the good faith reasonable judgment of the Board of Directors.

               (b) Reports. So long as any shares of Senior Preferred Stock are outstanding, the Corporation shall furnish to each Holder of Senior Preferred Stock (at such Holder's address listed in the register of Holders maintained by the transfer agent and registrar of the Senior

Preferred Stock): (i) beginning at the end of the Corporation's first fiscal year ending after the Preferred Stock Issue Date, all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Corporation were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Corporation's certified independent accountants, and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Corporation were required to file such reports.

14.     Transfer Restrictions.

        The certificates evidencing shares of Senior Preferred Stock shall, until the second anniversary of the date of original issuance of such shares, unless otherwise agreed by the Corporation and the holders of any such certificates, bear a legend substantially to the following effect:

        "The Senior Preferred Stock evidenced hereby was originally issued in a transaction exempt from registration under Section 5 of the United States Securities Act of 1933, as amended (the "Securities Act"), and the Senior Preferred Stock evidenced hereby may not be offered, sold or otherwise transferred in the absence of such registration or an applicable exemption therefrom. Each purchaser of the Senior Preferred Stock evidenced hereby is hereby notified that the seller may be relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A thereunder. The Holder of the Senior Preferred Stock evidenced hereby agrees for the benefit of the Corporation that (A) such Senior Preferred Stock may be offered, resold, pledged or otherwise transferred, only (a) inside the United States to a Person whom the seller reasonably believes is a qualified institutional buyer (as defined in Rule 144A) in a transaction meeting the requirements of Rule 144A,
(b) outside the United States to a foreign Person in a transaction meeting the requirements of Rule 903 or Rule 904 of Regulation S under the Securities Act,
(c) in a transaction meeting the requirements of Rule 144 under the Securities Act, (d) to the Corporation, (e) pursuant to an effective registration statement or (f) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Corporation so requests), and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and
(B) the holder will, and each subsequent holder is required to, notify any purchaser from it of the Senior Preferred Stock evidenced hereby of the resale restrictions set forth in (A) above."

The shares of Senior Preferred Stock not otherwise registered pursuant to an effective registration statement under the Securities Act shall be subject to the restrictions on transfer set forth in the legend referred to above until the second anniversary of the date of original issuance of such shares of Senior Preferred Stock.

B.  Series B Junior Preferred Stock

        The 12% Series B Junior Redeemable Cumulative Preferred Stock (the "Junior Preferred Stock"), par value $0.001 per share, consists of 3,000,000 authorized shares and has the powers, designations and preferences, the relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof as follows:

1.     Definitions and Interpretation.

               (a) Definitions. As used in this Section II. B of Article Four of this Amended and Restated Certificate of Incorporation, the following terms shall have the following meanings, unless the context otherwise requires:

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.

        "Amended and Restated Certificate of Incorporation" means the Corporation's Amended and Restated Certificate of Incorporation.

        "Bank Facility" means the one or more credit agreements (including, without limitation, the Credit Agreement, dated as of September 20, 2000, by and among Operating Company, as borrower, the Corporation, certain subsidiaries of Operating Company, as guarantors, the financial institutions parties thereto, Goldman Sachs Credit Partners L.P., as sole lead arranger and sole syndication agent, and Wells Fargo Bank, N.A., as administrative agent and collateral agent) entered into by and among Operating Company, certain of its subsidiaries (if any) and certain financial institutions, which provide for in the aggregate one or more term loans and/or revolving credit and letter of credit facilities, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Bank Facility" shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any such credit agreement and all refundings, refinancings and replacements of any such credit agreement, including any agreement (i) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder; provided, however, that the borrowers and issuers include one or more of the Corporation and its Subsidiaries and their respective successors and assigns, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder, or (iv) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms hereof.

        "Beneficial Owner" or "beneficial owner" for purposes of the definition of Change of Control and Affiliate has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Preferred Stock Issue Date), whether or not applicable.

        "Board of Directors" means the Board of Directors of the Corporation.

        "Business Day" means any day that is not a Saturday, a Sunday or a day on which banking institutions in the Corporation's principal place of business, the City of New York or at a place of payment are not required to be open.

        "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness that is not itself otherwise capital stock), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

        "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

        "Cash Equivalent" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date;
(ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

        "Certificate of Designation " means the Corporation's Certificate of Designation dated as of September 20, 2000.

        "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more related transactions, of all or substantially all of the properties and assets of the Corporation and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), other than an Excluded Person or Excluded Persons, (ii) the adoption of a plan relating to the liquidation or dissolution of the Corporation, (iii) the consummation of any transaction or other event (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than an Excluded Person or Excluded Persons, becomes the "beneficial owner" (as such term is defined in Rule

13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting stock of the Corporation, or (iv) the first day on which a majority of the members of the Board of Directors are not Continuing Directors. Notwithstanding the foregoing, under no circumstances shall transfers among Green Equity Investors III, L.P. and the Co-Investors and their respective Affiliates or distributions to limited partners of Green Equity Investors III, L.P. or to the members of the Co-Investors be deemed a Change of Control.

        "Co-Investors" means VCA Co-Investment Fund I, LLC, VCA Co-Investment Fund II, LLC, VCA Co-Investment Fund III, LLC, VCA Co-Investment Fund IV, LLC, VCA Co-Investment Fund V, LLC, VCA Co-Investment Fund VI, LLC, VCA Co-Investment Fund VII, LLC and VCA Co-Investment Fund VIII, LLC.

        "Company Purchase Agreement" means that certain Purchase Agreement, dated as of September 20, 2000, by and among the Corporation, GS Mezzanine Partners II, L.P and Permitted Investors relating to the Company Senior Notes.

        "Company Senior Notes" means the senior notes due 2010, any Exchange Notes (as defined in the Company Purchase Agreement) and any PIK Notes (as defined in the Company Senior Notes Indenture), including any such notes issued in exchange or replacement therefor, issued pursuant to the Company Senior Notes Indenture.

        "Company Senior Notes Indenture" means that certain Indenture, dated as of September 20, 2000, by and between the Corporation and Chase Manhattan Bank and Trust Company, National Association, as trustee, pursuant to which the Company Senior Notes are issued.

        "Consolidated" means, with respect to the Corporation, the consolidated accounts of its Subsidiaries with those of the Corporation, all in accordance with GAAP; provided, however, that "consolidated" will not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of the Corporation.

        "Consolidated EBITDA" means, with respect to any Person, for any period, the Consolidated Net Income of such Person and its Consolidated Subsidiaries for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of (i) an amount equal to any extraordinary or non-recurring loss plus any net loss realized in connection with the sale or other disposition of assets outside the ordinary course of business, the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness by such Person or its Subsidiaries, (ii) consolidated income taxes, (iii) consolidated depreciation and amortization (including amortization of debt issuance costs in connection with any Indebtedness of such Person and its Subsidiaries), (iv) Consolidated Fixed Charges; (v) payments pursuant to the Management Services Agreement (or the corresponding provisions of any agreement amending, extending or replacing the Management Services Agreement); and (vi) all other non-cash charges.

        "Consolidated Fixed Charges" of any Person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such Person and its Consolidated Subsidiaries during such period, excluding amortization of debt issuance costs incurred in connection with the Senior Notes or the Bank Facility but including (i) original issue discount and non-cash interest payments or accruals on any Indebtedness, (ii) the interest portion of all deferred payment obligations, and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations (and minus net amounts received under Hedging Obligations), in each case to the extent attributable to such period, and (b) the amount of cash dividends paid by such Person or any of its Consolidated Subsidiaries in respect of preferred stock (other than by Subsidiaries of such Person to such Person or such Person's wholly owned Subsidiaries). For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Corporation to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) to the extent such expense would result in a liability upon the consolidated balance sheet of such Person in accordance with GAAP, interest expense attributable to any Indebtedness represented by the guaranty by such Person or a Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed. Notwithstanding the foregoing, Consolidated Fixed Charges shall not include costs, fees and expenses incurred in connection with the Merger, and any non-cash charge or expense associated with the write-off of deferred debt issuance costs associated with the Bank Facility or the Senior Notes.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that (a) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or one of its wholly owned Subsidiaries, (b) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree or order, or any non-U.S. statute, rule or governmental regulation applicable to that Subsidiary or its stockholders,
(c) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (d) the cumulative effect of a change in accounting principles shall be excluded, and
(e) the costs, fees and expenses, including payments of management bonuses, incurred in connection with the transactions contemplated by the Merger Agreement shall be excluded, including (i) any charge incurred by any Person or its Subsidiaries arising out of the repurchase at $15 per share on the closing date of the Merger of restricted capital stock of such Person or its Subsidiaries held by certain employees of such Person or its Subsidiaries, (ii) any financing, legal, accounting, investment banking or other professional fees and expenses incurred in connection with the Merger, (iii) any other costs and expenses incurred by any Person and its Subsidiaries in connection with the Merger arising pursuant to certain noncompetition agreements executed with members of senior management of such Person, in connection with the termination of certain employment contracts of such Person and its Subsidiaries and in connection with stay bonuses provided to certain employees of such Person and its Subsidiaries, and (iv) premium payments payable to certain note holders of such Person.

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors who (i) was a member of the Board of Directors immediately after consummation of the Merger or (ii) was nominated for election or elected to the Board of Directors with the approval, recommendation or endorsement of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

        "Control" means (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise; provided, however, that, with respect to any ownership interest in the Corporation and its Subsidiaries, a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control.

        "Default Event" means any of the following events: (i) any time when the Corporation fails to make a mandatory redemption of the Junior Preferred Stock when required (whether or not any contractual or other restrictions apply to such redemption) pursuant to Section 5(b) hereof; or (ii) any time when the Corporation fails to make an offer to repurchase all of the outstanding shares of Junior Preferred Stock following a Change of Control, if such offer to repurchase is required to be made pursuant to Section 7(a) hereof (whether or not any contractual or other restrictions apply to such redemption).

        "Disqualified Capital Stock" means (a) except as set forth in (b), with respect to any Person, any Equity Interest of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such Person or any of its Subsidiaries, in whole or in part, on or prior to September 20, 2012 and (b) with respect to any Subsidiary of such Person (including with respect to any Subsidiary of the Corporation), any Equity Interests other than any common equity with no preference, privileges, or redemption or repayment provisions and preferred equity owned by the Corporation or one of its Subsidiaries.

        "Dividend Payment Date" means January 1, April 1, July 1 and October 1 of each year.

        "Dividend Period" means the Initial Dividend Period and, thereafter, each Quarterly Dividend Period.

        "Equity Interest" of any Person means any shares, interests, participations or other equivalents (however designated) in such Person's equity, and shall in any event include any Capital Stock issued by, or partnership or membership interests in, such Person.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

        "Excluded Persons" means (i) Green Equity Investors III, L.P., (ii) the Co-Investors, and (iii) their Related Parties.

        "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect on the Preferred Stock Issue Date.

        "Holder" means a Person in whose name a share of Junior Preferred Stock is registered.

        "Indebtedness" of any Person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of any such Person, to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such Person in accordance with GAAP, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors; (b) all liabilities and obligations, contingent or otherwise, of such Person (i) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (ii) relating to any Capitalized Lease Obligation, or (iii) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit; (c) all net obligations of such Person under Interest Swap and Hedging Obligations; (d) all liabilities and obligations of others of the kind described in the preceding clauses (a), (b) or (c) that such Person has guaranteed or that is otherwise its legal liability or that are secured by one or more Liens on any assets or property of such Person; provided, however, that if the liabilities or obligations that are secured by a Lien have not been assumed in full by such Person or are not such Person's legal liability in full, the amount of such Indebtedness for the purposes of this definition shall be limited to the lesser of the amount of such Indebtedness secured by such Lien or the fair market value of the assets or property securing such Lien; (e) any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c) or (d), or this clause (e), whether or not between or among the same parties; and (f) all Disqualified Capital Stock of such Person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends). For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock.

        "Indentures" means the Company Senior Note Indenture and the Senior Subordinated Notes Indenture.

        "Initial Dividend Period" means the dividend period commencing on the Preferred Stock Issue Date and ending on the day before the first Dividend Payment Date to occur thereafter.

        "Interest Swap and Hedging Obligation" means any obligation of any Person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

        "Investment" by any Person in any other Person means (without duplication) (a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other Person or any agreement to make any such acquisition; (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable, endorsements for collection or deposits arising in the ordinary course of business) other than guarantees of Indebtedness of the Corporation or any Subsidiary; (c) the making of any capital contribution by such Person to such other Person; and (d) the designation by the Board of Directors of the Corporation of any Person to be an Unrestricted Subsidiary. The Corporation shall be deemed to make an Investment in an amount equal to the fair market value of the net assets of any subsidiary (or, if neither the Corporation nor any of its Subsidiaries has theretofore made an Investment in such subsidiary, in an amount equal to the Investments being made), at the time that such subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from the Corporation or a Subsidiary of the Corporation shall be deemed an Investment valued at its fair market value at the time of such transfer. The amount of any such Investment shall be reduced by any liabilities or obligations of the Corporation or any of its Subsidiaries to be assumed or discharged in connection with such Investment by an entity other than the Corporation or any of its Subsidiaries. For purposes of clarification and greater certainty, the designation of a newly formed subsidiary as an Unrestricted Subsidiary shall not constitute an Investment.

        "Junior Preferred Stock" means the Corporation's 12% Series B Junior Redeemable Cumulative Preferred Stock, par value $0.001 per share, consisting of 3,000,000 authorized shares.

        "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

        "Liquidation Preference" means, as of any date, the sum of (a) $25.00 per share of Junior Preferred Stock, plus (b) accrued and unpaid dividends added to the Liquidation Preference in accordance with Section 3(a), minus (c) the Base Amount of any special dividend paid pursuant to Section 3(f).

        "Management Services Agreement" means that certain Management Services Agreement, dated as of the September 20, 2000, by and between Leonard Green & Partners, L.P., Operating Company and the Corporation, providing for certain fees, expenses and reimbursements to be paid to Leonard Green & Partners, L.P., as such Management Services Agreement may be amended from time to time.

        "Merger" means the merger of Recap with and into the Corporation in accordance with the provisions of the Merger Agreement.

        "Merger Agreement" means that certain Amended and Restated Agreement and Plan of Merger, dated as of August 11, 2000, between the Corporation, Operating Company and Recap, as the same may be further amended from time to time.

        "Net Cash Proceeds" means the aggregate amount of cash or Cash Equivalents received by the Corporation in the case of a sale of Qualified Capital Stock plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Corporation that were issued for cash on or after the Preferred Stock Issue Date, the amount of cash originally received by the Corporation upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less the sum of all payments, fees, commissions and expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such sale or issuance of Qualified Capital Stock.

        "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with the (A) sale or other disposition of assets outside the ordinary course of business, or (B) disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries, (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss), and (iii) any non-cash compensation expense of such Person attributable to the exercise of options to acquire Capital Stock of the Corporation by any officers, directors or employees of the Corporation or any of its Subsidiaries in each case prior to, or in connection with, the consummation of the Merger.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Operating Company" means Vicar Operating, Inc., a Delaware corporation.

        "Other Permitted Payments" means, without duplication, (i) compensation, indemnification and other benefits paid or made available (A) pursuant to the employment agreements between the Corporation and members of its senior management, (B) for or in connection with services actually rendered to the Corporation and comparable to those generally paid or made available by entities engaged in the same or similar businesses (including reimbursement or advancement of reasonable out-of-pocket expenses) and loans to officers, directors and employees, (x) in the ordinary course of business or (y) to purchase common stock of the Corporation in an amount not to exceed $10 million;
(ii) payments pursuant to the

Management Services Agreement (or the corresponding provisions of any agreement amending, extending or replacing the Management Services Agreement); (iii) the repurchase of common stock, stock options and stock equivalents of the Corporation held by current or former directors, officers, employees of or consultants and advisors to the Corporation or any of its Subsidiaries ("Management Stock Repurchases") in an amount of $5 million at the end of fiscal year 2000, and such amount shall be increased by $1 million a year for each fiscal year thereafter, plus the amount of any net cash proceeds to the Corporation from: (A) sales of Capital Stock of the Corporation to directors, officers and employees of or consultants and advisors to the Corporation subsequent to the Preferred Stock Issue Date; and (B) proceeds from any key-person life insurance policies, in either case, to the extent utilized for Management Stock Repurchases; provided, however, that any amount received from such life insurance not so paid in any fiscal year may be paid in future fiscal years; (vi) Restricted Payments in an aggregate amount not to exceed $10 million; and (vii) expenses and payments in connection with the Merger.

        "Permitted Investment" means (a) Investments in any of the Senior Notes;
(b) Investments in Cash Equivalents; (c) Investments in intercompany notes; provided, however, that Indebtedness under any such notes of a Subsidiary shall be deemed to be a Restricted Investment if such Person ceases to be a Subsidiary; (d) Investments in the form of promissory notes of members of the Corporation's management not to exceed $5 million in principal amount at any time outstanding solely in consideration of the purchase by such persons of Qualified Capital Stock of the Corporation; (e) Investments by the Corporation or any Subsidiary in any Person that is or immediately after such Investment becomes a Subsidiary, or immediately after such Investment merges or consolidates into the Corporation or any Subsidiary; provided, however, that such Person is engaged in all material respects in a Related Business; (f) Investments in the Corporation by any Subsidiary; provided, however, that in the case of Indebtedness constituting any such Investment, such Indebtedness shall be unsecured and subordinated in all respects to the Corporation's obligations under the Senior Notes; (g) Investments in securities of trade creditors or customers received in settlement of obligations that arose in the ordinary course of business or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (h) Investments by the Corporation outstanding on the Preferred Stock Issue Date; (i) transactions or arrangements with officers or directors of the Corporation or any Subsidiary entered into in the ordinary course of business;
(j) any other contract, agreement, arrangement or transaction between the Corporation or any of its Subsidiaries with any Affiliate; (k) other Investments in any Person (other than a Subsidiary of the Corporation) having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (k) that are at the time outstanding, not to exceed $10 million; (l) Investments in Subsidiaries of the Corporation formed or acquired after the Closing Date that (i) are incorporated outside the United States, (ii) are not guarantors under the Senior Subordinated Notes Indenture, and (iii) if they were guarantors, would give rise to an investment in United States property within the meaning of Section 956 of the Internal Revenue Code of 1986, as amended from time to time, which Investments shall not exceed in the aggregate more than $10 million outstanding at any time (treating any such Investment that is not Indebtedness at the value thereof on the date it is made); and (m) Investments in Equity Interests of a Person engaged in a Related Business, other than a Person described in clause (e), through the issuance of common stock of the Corporation.

        "Permitted Investors" means any of the affiliated investment funds of GS Mezzanine Partners II, L.P., GS Mezzanine Partners II Offshore, L.P., TCW Leveraged Income Trust, L.P., TCW Leveraged Income Trust II, L.P., TCW Leveraged Income Trust IV, L.P., TCW/Crescent Mezzanine Partners II, L.P., TCW/Crescent Mezzanine Trust II and The Northwestern Mutual Life Insurance Company.

        "Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

        "Preferred Stock Issue Date" means the date on which the Junior Preferred Stock is originally issued by the Corporation under the Certificate of Designation.

        "Qualified Capital Stock" means any Equity Interest that is not Disqualified Capital Stock.

        "Qualified Exchange" means any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock or Indebtedness of the Corporation issued on or after the Preferred Stock Issue Date with the Net Cash Proceeds received by the Corporation from the substantially concurrent sale of its Qualified Capital Stock or any exchange of Qualified Capital Stock of the Corporation for any Capital Stock or Indebtedness of the Corporation issued on or after the Issue Date.

        "Quarterly Dividend Period" means the quarterly period commencing on each January 1, April 1, July 1 and October 1 and ending on the day before the following Dividend Payment Date.

        "Recap" means Vicar Recap, Inc., a Delaware corporation.

        "Redemption Date," with respect to any shares of Junior Preferred Stock, means the date on which such shares of Junior Preferred Stock are redeemed by the Corporation.

        "Related Business" means the business conducted or proposed to be conducted by the Corporation as of the Preferred Stock Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Corporation are reasonably related businesses, including reasonably related extensions thereof.

        "Related Party" means with respect to any Excluded Person, (A) any Affiliate, controlling stockholder, 80% or more owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Excluded Person or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or persons holding an 80% or more controlling interest of which consist of such Excluded Person and/or such other persons referred to in the immediately preceding clause (A).

        "Restricted Investment" means, in one or a series of related transactions, any Investment, other than investments in Cash Equivalents and other Permitted Investments; provided, however, that a merger of another Person with or into the Corporation or a Subsidiary shall not be deemed to be a Restricted Investment so long as the surviving entity is the Corporation or a Subsidiary.

        "Restricted Payment" means, (a) the declaration or payment of any dividend or other distribution in respect of Junior Securities or Equity Interests of the Corporation or any of the Corporation's Subsidiaries, (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Junior Securities or Equity Interests of the Corporation or any of the Corporation's Subsidiaries, and (c) any Restricted Investment by such Person; provided, however, that the term "Restricted Payment" shall not include (i) any dividend, distribution or other payment on or with respect to Equity Interests of the Corporation to the extent payable solely in shares of Qualified Capital Stock of the Corporation; (ii) any dividend, distribution or other payment to the Corporation, or to any of its Subsidiaries, by the Corporation or any of its Subsidiaries; (iii) payments made in connection with the Merger; (iv) Permitted Investments; or (v) pro rata dividends and other distributions on Equity Interests of any Subsidiary by such Subsidiary.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

        "Senior Notes" means the Company Senior Notes and the Senior Subordinated Notes.

        "Senior Preferred Stock" means the Corporation's 14% Series A Senior Redeemable Exchangeable Cumulative Preferred Stock, par value $0.001 per share, consisting of 3,000,000 authorized shares.

        "Senior Subordinated Notes" means the senior subordinated notes due 2010, including any such notes issued in exchange or replacement therefor, issued by Operating Company pursuant to the Senior Subordinated Notes Indenture.

        "Senior Subordinated Notes Indenture" means that certain Indenture, dated as of September 20, 2000, by and among Operating Company, the Subsidiaries of Operating Company parties thereto, and Chase Manhattan Bank and Trust Company, National Association, as trustee, pursuant to which the Senior Subordinated Notes are issued.

        "Senior Subordinated Notes Purchase Agreement" means that certain Purchase Agreement, dated as of September 20, 2000, by and among Operating Company and Permitted Investors relating to the Senior Subordinated Notes.

        "Stockholders Agreement" means that certain Stockholders Agreement, dated as of September 20, 2000, by and among the Corporation, Green Equity Investors III, L.P, Permitted Investors and the other signatories thereto, as the same may be amended from time to time.

        "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50.0% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such

Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

        "Unrestricted Subsidiary" means any Subsidiary of the Corporation that does not own any Capital Stock of, or own or hold any Lien on any property of the Corporation or any other Subsidiary of the Corporation and that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Corporation); provided, however, that (i) such Subsidiary shall not engage, to any substantial extent, in any line or lines of business activity other than a Related Business and (ii) neither immediately prior thereto nor after giving pro forma effect to such designation would there exist a Default Event. The Board of Directors may designate any Unrestricted Subsidiary to be a Subsidiary, provided that no Default Event is existing or will occur as a consequence thereof. Each such designation shall be evidenced by delivering to the Holders a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

        "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock, Equity Interests or other ownership interests of which (other than directors' qualifying shares and shares in non-U.S. companies required by local law to be owned by local residents) shall at the time be owned (i) by such Person, (ii) by one or more wholly owned Subsidiaries of such Person or (iii) by such Person and one or more wholly owned Subsidiaries of such Person.

               (b) Interpretation. For the purposes of this Section II. B of Article Four of this Amended and Restated Certificate of Incorporation: (x) words in the singular shall be deemed to include the plural and vice versa and words of one gender shall be deemed to include the other gender as the context requires and (y) the word "including" and words of similar import shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified.

2.      Rank.

        The Junior Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding up or dissolution of the Corporation, rank senior to all classes of common stock of the Corporation and to each other class of capital stock or series of preferred stock hereafter created by the Board of Directors the terms of which do not expressly provide that it ranks senior to or on a parity with the Junior Preferred Stock as to dividend distributions and distributions upon the liquidation, winding up or dissolution of the Corporation (collectively referred to with the common stock of the Corporation as "Junior Securities"). The Junior Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding up or dissolution of the Corporation, rank on parity with any class of capital stock or series of preferred stock hereafter created that expressly provides that it ranks on a parity with the Junior Preferred Stock as to dividend distributions and distributions upon the liquidation, winding up or dissolution of the Corporation ("Parity Securities"); provided, however, that any such Parity Securities that were not approved by the Holders of Junior Preferred Stock in accordance with Section 6(b)(i) hereof shall be deemed to be Junior Securities and not Parity Securities. The Junior Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding up or dissolution of the Corporation, rank junior to the Senior Preferred Stock and to each class of capital stock or series of preferred stock hereafter created that has been approved by the Holders of Junior Preferred Stock in accordance with
Section 6(b)(ii) hereof and that expressly provides that it ranks senior to the Junior Preferred Stock as to dividend distributions or distributions upon the liquidation, winding up or dissolution of the Corporation ("Senior Securities").

3.      Dividends.

               (a) Beginning on the Preferred Stock Issue Date, the Holders of the outstanding shares of Junior Preferred Stock shall be entitled to receive, whether or not declared by the Board of Directors, out of funds legally available therefor, distributions in the form of cash dividends on each share of Junior Preferred Stock, at a rate per annum equal to 12% of the Liquidation Preference (with such Liquidation Preference being determined as of the first day of such Dividend Period) payable quarterly. All dividends shall be cumulative, whether or not earned or declared, on a daily basis from the Preferred Stock Issue Date and shall be payable quarterly in arrears on each Dividend Payment Date, commencing on January 1, 2001; provided, however, that if any dividend payable on any Dividend Payment Date is not declared and paid in full in cash on such Dividend Payment Date, the amount payable as dividends on such Dividend Payment Date that is not paid in cash on such Dividend Payment Date shall be added to the Liquidation Preference on the relevant Dividend Payment Date and may no longer be declared or paid as dividends in cash except for special dividends paid pursuant to Section 3(f). The addition of such amount to the Liquidation Preference shall constitute full payment of such dividend. Dividends payable on shares of the Junior Preferred Stock for any period less than a year shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which such Dividends are payable. Each distribution in the form of a dividend shall be payable to the Holders of Junior Preferred Stock of record as they appear on the stock books of the Corporation on such record dates, not less than 10 nor more than 45 days preceding the related Dividend Payment Date, as shall be fixed by the Board of Directors. Dividends shall cease to accumulate in respect of shares of the Junior Preferred Stock on the date of their redemption unless the Corporation shall have failed to pay the relevant redemption price on the date fixed for redemption.

               (b) All dividends paid in cash with respect to shares of the Junior Preferred Stock pursuant to Section 3(a) shall be paid pro rata to the Holders thereof entitled thereto.

               (c) Nothing herein contained shall in any way or under any circumstances be construed or deemed to require the Board of Directors to declare, or the Corporation to pay or set apart for payment, any dividends on shares of the Junior Preferred Stock at any time; provided, however, for the avoidance of doubt, this Section 3(c) shall not be construed or deemed to prevent any Holder of shares of Senior Preferred Stock from receiving any dividends to which such Holder is entitled pursuant to Section 5 or 7 hereof.

               (d) No dividends shall be declared by the Board of Directors or paid or funds set apart for payment of dividends by the Corporation on any Parity Securities for any period unless cumulative dividends shall have been or contemporaneously are declared and paid in full, or declared and (in the case of dividends payable in cash) a sum in cash set apart sufficient for such payment, on the Junior Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of such dividends on such Parity Securities. If any dividends are not paid in full, as aforesaid, upon the shares of the Junior Preferred Stock and any other Parity Securities, all dividends declared upon shares of the Junior Preferred Stock and any other Parity Securities shall be declared pro rata based on the relative liquidation preference of the Junior Preferred Stock and such Parity Securities. So long as any shares of the Junior Preferred Stock are outstanding, the Corporation shall not make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Parity Securities, and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase, redeem or retire any of the Parity Securities or any such warrants, rights, calls or options unless dividends determined in accordance herewith on the Junior Preferred Stock shall have been paid or contemporaneously are declared and paid in full.

               (e) (i) Holders of shares of the Junior Preferred Stock shall be entitled to receive the dividends provided for in Section 3(a) hereof in preference to and in priority over any dividends upon any of the Junior Securities.

                       (ii) So long as any shares of Junior Preferred Stock are outstanding, the Corporation shall not (1) declare, pay or set apart for payment any dividend on any of the Junior Securities or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities (other than the repurchase, redemption or other acquisition or retirement for value of Junior Securities (and any warrants, rights, calls or options exercisable for or convertible into such Junior Securities) held by current or former directors, officers, employees of or consultants or advisors to the Corporation or any of its Subsidiaries, which repurchase, redemption or other acquisition or retirement shall have been approved by the Board of Directors or shall have been made pursuant to certain call options provided in the Stockholders Agreement, provided, however, that such Junior Securities may only be repurchased, redeemed or otherwise acquired or retired either in exchange for Junior Securities or upon the cessation of service to the Corporation or its Subsidiaries (by termination, resignation, retirement, death or disability or otherwise) of such director, officer, employee, consultant or advisor), or (2) make any distribution in respect of Junior Securities, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends in Junior Securities to the holders of Junior Securities), or (3) permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Junior Securities or any such warrants, rights, calls or options, unless in any such case cumulative dividends determined in accordance herewith have been paid in full in cash on the Junior Preferred Stock and all other redemption or repayment obligations in respect of the Junior Preferred Stock have been paid in full in cash.

               (f) At any time and from time to time when the Liquidation Preference per share of Junior Preferred Stock exceeds $25.00, the Corporation may declare and pay, to the holders of record of the Junior Preferred Stock on the record date chosen by the Corporation for such dividend, a special dividend equal to the positive difference between the Liquidation Preference per share of Junior Preferred Stock and $25.00 per share of Junior Preferred Stock (such difference, the "Base Amount"), plus accrued and unpaid dividends on the Base Amount to the date of payment. Upon payment of such a dividend, the Liquidation Preference shall be reduced to $25.00 per share of Junior Preferred Stock.

4.      Liquidation Preference.

        (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the Holders of shares of Junior Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders, the Liquidation Preference per share of Junior Preferred Stock in cash (plus an amount in cash equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding
up) before any payment shall be made or any assets distributed to the holders of any of the Junior Securities, including, without limitation, common stock of the Corporation. Except as provided in the preceding sentence, Holders of shares of Junior Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the Holders of outstanding shares of the Junior Preferred Stock and all Parity Securities, then the holders of all such shares shall share equally and ratably in such distribution of assets of the Corporation in accordance with the amounts that would be payable on such distribution if the amount to which the Holders of outstanding shares of Junior Preferred Stock and the holders of outstanding shares of all Parity Securities are entitled were paid in full.

        (b) For the purposes of this Section 4, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more corporations or other entities shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation (unless such sale, conveyance, exchange or transfer is in connection with a liquidation, dissolution or winding up of the business of the Corporation).

5.      Redemption.

               (a) Optional Redemption.

                      (i) The Corporation may (subject to the legal availability of funds therefor), at the option of the Corporation, redeem in cash at any time or from time to time on or after September 20, 2002, from any source of funds legally available therefor, in whole or in part, in the manner provided in
Section 5(c) hereof, any or all of the shares of the Junior Preferred Stock, at a redemption price equal to the following percentages of the liquidation preference per share (plus an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date) (the "Optional Redemption Price"), in each case beginning on September 20 of the year indicated:

               2002                         109%

               2003                         106%
               2004                         103%
               2005 and thereafter          100%

               provided, however, that no optional redemption pursuant to this
Section 5(a)(i) shall be authorized or made at any time when the Corporation is making or required to make within the next 30 days, or purchasing shares of Junior Preferred Stock under, a Change of Control Offer in accordance with the provisions of Section 7 hereof.

                      (ii) In the event of a redemption pursuant to Section 5(a)(i) hereof of only a portion of the then outstanding shares of the Junior Preferred Stock, the Corporation shall effect such redemption as it determines, pro rata, according to the number of shares held by each Holder of Junior Preferred Stock.

                      (iii) In the event of a firm commitment underwritten initial public offering of common stock of the Corporation pursuant to a registration statement under the Securities Act with aggregate gross proceeds to the Corporation of at least $30,000,000 (the "Public Offering"), the Corporation may (subject to the legal availability of funds therefor), at the option of the Corporation, redeem in cash at any time or from time to time following the consummation of the Public Offering, from any source of funds legally available therefor, in whole or in part, in the manner provided in Section 5(c) hereof, any or all of the shares of the Junior Preferred Stock, at a redemption price equal to 100% percent of the Liquidation Preference per share (plus an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date) (the "Public Offering Optional Redemption Price"). For the purposes of this Section 5, the defined term "Optional Redemption Price" shall have the meaning set forth in
Section 5(a)(i) hereof or shall mean the Public Offering Optional Redemption Price, as the case may be. In the event of a redemption pursuant to this Section 5(a)(iii) of only a portion of the then outstanding shares of the Junior Preferred Stock, the Corporation shall effect such redemption as it determines, pro rata, according to the number of shares held by each Holder of Junior Preferred Stock.

               (b) Mandatory Redemption. On September 20, 2012, the Corporation shall redeem in cash, subject to contractual and other restrictions with respect thereto, from any source of funds legally available therefor, in the manner provided in Section 5(c) hereof all but not less than all of the shares of the Junior Preferred Stock then outstanding at a redemption price equal to 100% of the Liquidation Preference per share (plus an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date) (the "Mandatory Redemption Price").

               (c) Procedures for Redemption.

                      (i) Written notice (the "Redemption Notice") shall be given by first-class mail, postage prepaid, to each Holder of Junior Preferred Stock of record on the record date fixed for such redemption of the Junior Preferred Stock at such Holder's address as the same appears on the stock register of the Corporation; provided, however, that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Junior Preferred Stock to be redeemed except as to the Holder or Holders to whom the Corporation has failed to give said notice or except as to the Holder or Holders whose notice was defective. The Redemption Notice shall state: (1) whether the redemption is pursuant to Section 5(a) or 5(b) hereof; (2) the Optional Redemption Price or the Mandatory Redemption Price, as the case may be;
(3) whether all or less than all the outstanding shares of the Junior Preferred Stock are to be redeemed and the total number of shares of the Junior Preferred Stock being redeemed; (4) the number of shares of Junior Preferred Stock held, as of the appropriate record date, by the Holder that the Corporation intends to redeem; (5) the date fixed for redemption; (6) that the Holder is to surrender to the Corporation, at the place or places where certificates for shares of Junior Preferred Stock are to be surrendered for redemption, in the manner and at the price designated, his certificate or certificates representing the shares of Junior Preferred Stock to be redeemed; and (7) that dividends on the shares of the Junior Preferred Stock to be redeemed shall cease to accrue on such Redemption Date unless the Corporation defaults in the payment of the Optional Redemption Price or the Mandatory Redemption Price, as the case may be.

                      (ii) Each Holder of Junior Preferred Stock shall surrender the certificate or certificates representing such shares of Junior Preferred Stock to be redeemed to the Corporation, duly endorsed, in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full Optional Redemption Price or Mandatory Redemption Price, as the case may be, for such shares shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                      (iii) Unless the Corporation defaults in the payment in full of the applicable redemption price, dividends on the Junior Preferred Stock called for redemption shall cease to accumulate on the Redemption Date, and the Holders of such redemption shares shall cease to have any further rights with respect thereto on the Redemption Date, other than the right to receive the Optional Redemption Price or the Mandatory Redemption Price, as the case may be, without interest.

               6. Voting Rights.

               (a) The Holders of shares of Junior Preferred Stock, except as otherwise required under Delaware law or as set forth in Section 6(b) below, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation.

               (b) (i) So long as any shares of the Junior Preferred Stock are outstanding, the Corporation shall not authorize or issue any class or series of Parity Securities without the affirmative vote or consent of Holders of a majority of the outstanding shares of Junior Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, except that without the approval of Holders of Junior Preferred Stock, the Corporation may authorize and issue shares of Parity Securities in exchange for, or the proceeds of which concurrently are used to redeem or repurchase, any or all shares of Junior Preferred Stock then outstanding; provided, however, that, in the case of Parity Securities issued in exchange for, or the proceeds of which are used to redeem or repurchase, less than all shares of Junior Preferred Stock then outstanding, (1) the aggregate liquidation preference of such Parity Securities shall not exceed the aggregate liquidation preference of, premium and accrued and unpaid dividends on, and expenses in connection with the refinancing of, the Junior Preferred Stock so exchanged, redeemed or repurchased, (2) such Parity Securities shall not be Disqualified Capital Stock and (3) the Corporation may pay dividends on such Parity Securities in the form of cash or such Parity Securities.

                      (ii) So long as any shares of the Junior Preferred Stock are outstanding, the Corporation shall not authorize or issue any class or series of Senior Securities without the affirmative vote or consent of Holders of a majority of the outstanding shares of Junior Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

                      (iii) So long as any shares of the Junior Preferred Stock are outstanding, the Corporation shall not amend this Amended and Restated Certificate of Incorporation, so as to affect adversely the specified rights, preferences, privileges or voting rights of Holders of shares of Junior Preferred Stock or to authorize the issuance of any additional shares of Junior Preferred Stock without the affirmative vote or consent of Holders of a majority of the outstanding shares of Junior Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

                      (iv) The affirmative vote or consent of Holders of a majority of the outstanding shares of Junior Preferred Stock, voting or consenting, as the case may be, separately as one class, whether voting in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, may waive compliance with any provision of Section II.A or II. B of Article Four of this Amended and Restated Certificate of Incorporation.

               (c) In any case in which the Holders of shares of the Junior Preferred Stock shall be entitled to vote pursuant to this Section 6 or pursuant to Delaware law, each Holder of shares of the Junior Preferred Stock shall be entitled to one vote for each share of Junior Preferred Stock held.

       7. Change of Control Offer.

               Subject to contractual and other restrictions with respect thereto, upon the occurrence of a Change of Control, the Corporation shall make an offer (a "Change of Control Offer") to each Holder of Junior Preferred Stock to repurchase any or all of such Holder's shares of Junior Preferred Stock at a purchase price in cash equal to 101.0% of the aggregate liquidation preference thereof plus accumulated and unpaid dividends thereon, if any, to the date of repurchase (the "Change of Control Payment").

               (a) Within 30 days following any Change of Control, the Corporation shall mail a notice to each Holder of Junior Preferred Stock stating: (i) that the Change of Control Offer is being made pursuant to this
Section 7 and that all shares of Junior Preferred Stock tendered will be accepted for payment; (ii) the purchase price and the purchase date, which shall be no sooner than 30 nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (iii) that any shares not tendered will continue to accumulate dividends; (iv) that, unless the Corporation defaults in the payment of the Change of Control Payment, all shares of Junior Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accumulate dividends after the Change of Control Payment Date; (v) that Holders electing to have any shares of Junior Preferred Stock repurchased pursuant to a Change of Control Offer will be required to surrender such shares to the Corporation or its paying agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (vi) that Holders will be entitled to withdraw their election if the Corporation or the paying agent, as the case may be, receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the number of shares of Junior Preferred Stock delivered for repurchase, and a statement that such Holder is withdrawing his election to have such shares repurchased; and (vii) that Holders whose shares of Junior Preferred Stock are being repurchased only in part will be issued new shares of Junior Preferred Stock equal in Liquidation Preference to the unpurchased portion of the shares of Junior Preferred Stock surrendered.

               (b) On the Change of Control Payment Date, the Corporation shall, to the extent lawful, (i) accept for payment all shares of Junior Preferred Stock or portions thereof properly tendered pursuant to the Change of Control Offer and (ii) deposit with the Corporation's paying agent an amount equal to the Change of Control Payment in respect of all shares of Junior Preferred Stock or portions thereof so tendered. The Corporation or its paying agent, as the case may be, shall promptly mail to each Holder of shares of Junior Preferred Stock so tendered the Change of Control Payment for such shares or portions thereof. The Corporation shall promptly issue a certificate representing shares of Junior Preferred Stock and mail to each Holder a new certificate representing shares of Junior Preferred Stock equal in Liquidation Preference to any unpurchased portion of such shares surrendered by such Holder, if any. The Corporation shall notify the remaining holders of Junior Preferred Stock of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

               (c) The Corporation shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of shares of Junior Preferred Stock in connection with a Change of Control.

               (d) The Corporation's obligations with respect to a Change of Control Offer shall be satisfied to the extent actually performed by a third party in accordance with the terms of this Section 7.

       8. Conversion or Exchange.

               The Holders of shares of Junior Preferred Stock shall not have any rights hereunder to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of Capital Stock of the Corporation.

               9. Preemptive Rights.

               No shares of Junior Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities or such warrants, rights or options may be designated, issued or granted.

               10. Reissuance of Junior Preferred Stock.

               Shares of Junior Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of preferred stock of the Corporation undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Corporation; provided, however, that such shares may not in any event be reissued as Junior Preferred Stock.

               11. Business Day.

               If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day, and no interest shall accrue for the intervening period.

               12. Certain Additional Provisions.

                               (a) Restricted Payments. The Corporation shall
not, and shall not permit any of its Subsidiaries to, directly or indirectly make any Restricted Payment, unless, at the time of such Restricted Payment: (1) no Default Event shall have occurred and be continuing or would occur as a consequence thereof; and (2) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Corporation and its Subsidiaries after the Preferred Stock Issue Date, does not exceed the sum (the "Basket") of (a) (i) Consolidated EBITDA of the Corporation for the period (taken as one accounting period), commencing on the first day of the first fiscal quarter commencing on or prior to the Preferred Stock Issue Date, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation (or, in the event Consolidated EBITDA for such period is a deficit, then minus such deficit) less (ii) 150% of Consolidated Fixed Charges for such period, plus (b) the aggregate Net Cash Proceeds received by the Corporation from the sale of the Corporation's Qualified Capital Stock (other than in each case (i) to a Subsidiary of the Corporation, (ii) to the extent applied in connection with a Qualified Exchange and (iii) to the extent applied to repurchase Capital Stock pursuant to clause (iii) of the definition of Other Permitted Payments after the Preferred Stock Issue Date). The foregoing provisions of this Section 12(a) shall not prohibit the following Restricted
Payments: (A) a Qualified Exchange; (B) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of Section II.A or II. B of Article Four of this Amended and Restated Certificate of Incorporation; and (C) Other Permitted Payments. The full amount of any Restricted Payment made pursuant to clause (B) of the immediately preceding sentence (but not pursuant to clauses

(A) or (C) of the immediately preceding sentence), however, will be deducted in the calculation of the aggregate amount of Restricted Payments available to be made pursuant to the Basket. The amount of any Restricted Payment, if other than in cash, shall be the fair market value thereof, as determined in the good faith reasonable judgment of the Board of Directors.

               (b) Reports. So long as any shares of Junior Preferred Stock are outstanding, the Corporation shall furnish to each Holder of Junior Preferred Stock (at such Holder's address listed in the register of Holders maintained by the transfer agent and registrar of the Junior Preferred Stock): (i) beginning at the end of the Corporation's first fiscal year ending after the Preferred Stock Issue Date, all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Corporation were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Corporation's certified independent accountants, and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Corporation were required to file such reports.

               13. Transfer Restrictions.

               The certificates evidencing shares of Junior Preferred Stock shall, until the second anniversary of the date of original issuance of such shares, unless otherwise agreed by the Corporation and the holders of any such certificates, bear a legend substantially to the following effect:

               "The Junior Preferred Stock evidenced hereby was originally issued in a transaction exempt from registration under Section 5 of the United States Securities Act of 1933, as amended (the "Securities Act"), and the Junior Preferred Stock evidenced hereby may not be offered, sold or otherwise transferred in the absence of such registration or an applicable exemption therefrom. Each purchaser of the Junior Preferred Stock evidenced hereby is hereby notified that the seller may be relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A thereunder. The Holder of the Junior Preferred Stock evidenced hereby agrees for the benefit of the Corporation that (A) such Junior Preferred Stock may be offered, resold, pledged or otherwise transferred, only (a) inside the United States to a Person whom the seller reasonably believes is a qualified institutional buyer (as defined in Rule 144A) in a transaction meeting the requirements of Rule 144A,
(b) outside the United States to a foreign Person in a transaction meeting the requirements of Rule 903 or Rule 904 of Regulation S under the Securities Act,
(c) in a transaction meeting the requirements of Rule 144 under the Securities Act, (d) to the Corporation, (e) pursuant to an effective registration statement or (f) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Corporation so requests), and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and
(B) the holder will, and each subsequent holder is required to, notify any purchaser from it of the Junior Preferred Stock evidenced hereby of the resale restrictions set forth in (A) above."

               The shares of Junior Preferred Stock not otherwise registered pursuant to an effective registration statement under the Securities Act shall be subject to the restrictions on transfer set forth in the legend referred to above until the second anniversary of the date of original issuance of such shares of Junior Preferred Stock.

C.  Undesignated Preferred Stock

        5,000,000 shares of Preferred Stock authorized by this Amended and Restated Certificate of Incorporation may be issued from time to time in one or more series.

FIFTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Amended and Restated Certificate of Incorporation or the bylaws of the Corporation, the Board of Directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation. Election of directors need not be by written ballot unless the bylaws so provide.

SIXTH: The Board of Directors is authorized to make, adopt, amend, alter or repeal the bylaws of the Corporation. The stockholders shall also have power to make, adopt, amend, alter or repeal the bylaws of the Corporation.

SEVENTH: To the fullest extent permitted by the GCL as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damage for breach of fiduciary duty as a director. If the GCL is amended after the date of the filing of this Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended from time to time. No amendment or repeal of this Article shall adversely affect any right or protection of a director of the Corporation provided hereunder with respect to any act or omission occurring prior to such amendment or repeal.

        The Corporation shall indemnify to the fullest extent permitted by the GCL as the same exists or may hereafter be amended, any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that such person, or his or her testator or intestate, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or enterprise. Nothing contained herein shall affect any rights to indemnification to which any person may be entitled by law. No amendment or repeal of this Article shall adversely affect any right to indemnification provided hereunder with respect to any act or omission occurring prior to such amendment or repeal.

        In furtherance and not in limitation of the powers conferred by statute:

               (i) this Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify against such liability under the provisions of law; and

               (ii) this Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

        Any repeal or modification of the foregoing provisions of this Article by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

EIGHTH: The stockholders of the Corporation may not take action by written consent in lieu of a meeting but must take any such action at a duly called annual or special meeting. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called only by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President of the Corporation.

NINTH: The number of directors which constitute the entire Board of Directors shall be as specified in the bylaws of the Corporation. At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term of which they are elected and until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders' meeting called and held in accordance with the GCL.

        Effective as of the date of the first regularly scheduled annual meeting of the stockholders following the date (the "Effective Date") on which the Corporation first becomes subject to the periodic and other reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended, the directors of the Corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class
III. The term of office of the initial Class I directors shall expire at the second annual meeting of the stockholders following the Effective Date, the term of office of the initial Class II directors shall expire at the third annual meeting of the stockholders following the Effective Date and the term of office of the initial Class III directors shall expire at the fourth annual meeting of the stockholders following the Effective Date. At each annual meeting of stockholders, commencing with the second regularly-scheduled annual meeting of stockholders following the Effective Date, each of the successors elected to replace the directors of a Class whose term shall have expired at such annual meeting shall be elected to hold office until the third annual meeting next succeeding his or her election and until his or her respective successor shall have been duly elected and qualified.

        If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

        Any director may be removed from office by the stockholders of the Corporation only for cause.

        Vacancies occurring on the Board of Directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy or newly created directorship shall hold office until the next election of the Class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified.

TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote, but in addition to any vote of the holders of any class or series thereof of the stock of this Corporation required by law or this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least two-thirds (2/3) of the combined voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, repeal or adopt any provision contained in this Amended and Restated Certificate of Incorporation which is inconsistent with (i) Article SIXTH, (ii) Article EIGHTH, (iii) Article NINTH, and (iv) this Article TENTH.

        IN WITNESS WHEREOF, the undersigned has duly executed this Amended and Restated Certificate of Incorporation in the name and on behalf of the Corporation on the 19th day of November 2001, and the statements contained herein are affirmed as true under penalty of perjury.

                                          /s/ Tomas W. Fuller
                                          ----------------------------------
                                          Tomas W. Fuller
                                          Chief Financial Officer and Assistant
                                          Secretary


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